                              EXHIBIT 12

                   RATIO OF EARNINGS TO FIXED CHARGES

                                                         EXHIBIT 12



                   RATIO OF EARNINGS TO FIXED CHARGES



         Twelve   Nine
         Months  Months     Year
         Ended    Ended    Ended             Year Ended
       March 31, March 31, June 30,         December 31,
                                  ________________________________
         1995     1995     1994(a)  1993    1992    1991    1990
       _________ ________  _______ _______ _______ _______ _______
                           (dollars in thousands)

EARNINGS:

Consoli-
 dated
 pretax
 income
 from
 con-
 tinuing
 opera-
 tions. .$19,082  $27,028 $13,563 $11,588 $10,831 $11,308 $ 1,413
Interest. 39,971   30,124  25,464  13,747  12,459  12,581  12,519
Net
 amorti-
 zation
 of debt
 discount
 and pre-
 mium and
 issuance
 expense.  1,172      852     941     604     495     462     450
Interest
 portion
 of ren-
 tal ex-
 pense. .  1,598    1,263   1,341     995   1,025     813     579
         _______  _______ _______ _______ _______ _______ _______

Earnings.$61,823  $59,267 $41,309 $26,934 $24,810 $25,164 $14,961
         =======  ======= ======= ======= ======= ======= =======

FIXED CHARGES:
Interest.$39,971  $30,124 $25,464 $13,747 $12,459 $12,581 $12,519
Net
 amorti-
 zation
 of debt
 discount
 and pre-
 mium and
 issuance
 expense.  1,172      852     941     604     495     462     450
Interest
 portion
 of ren-
 tal ex-
 pense. .  1,598    1,263   1,341     995   1,025     813     579
         _______  _______ _______ _______ _______ _______ _______

Fixed
 charges.$42,741  $32,239 $27,746 $15,346 $13,979 $13,856 $13,548
         =======  ======= ======= ======= ======= ======= =======

Ratio of
 earnings
 to fixed
 charges.   1.45     1.84    1.49    1.76    1.77    1.82    1.10
         =======  ======= ======= ======= ======= ======= =======

__________________________

(a) During 1994, the Company changed its fiscal year-end from December 31 to June 30.

                                                         EXHIBIT 12



                   RATIO OF EARNINGS TO FIXED CHARGES



                                                 Pro Forma (a)
                                             ______________________
                                                  Year Ended
                                                 June 30, 1994
                                             ______________________
                                             (dollars in thousands)

EARNINGS:
Consolidated pretax income from
  continuing operations. . . . . . . . . .          $ 16,529
Interest . . . . . . . . . . . . . . . . .            39,744
Net amortization of debt discount
  and premium and issuance expense . . . .             1,136
Interest portion of rental expense . . . .             1,684
                                                    ________

    Earnings . . . . . . . . . . . . . . .          $ 59,093
                                                    ========

FIXED CHARGES:
Interest . . . . . . . . . . . . . . . . .          $ 39,744
Net amortization of debt discount
  and premium and issuance expense . . . .             1,136
Interest portion of rental expense . . . .             1,684
                                                    ________

    Fixed charges. . . . . . . . . . . . .          $ 42,564
                                                    ========

Ratio of earnings to fixed charges . . . .              1.39
                                                    ========

_______________________________

(a) To give effect to increase in outstanding debt, as of the beginning of the period presented, primarily as a result of the January 31, 1994 acquisition of Missouri Gas Energy, which was financed through the sale of $475 million of 7.60% Senior Notes. Those debt proceeds, along with proceeds of a $50 million common stock rights offering and working capital from operations, were also used to retire approximately $105 million of long-term debt. This ratio also assumes the acquisition of Missouri Gas Energy occurred as of the beginning of the period presented, as reflected in the pro forma condensed statements of consolidated operations included in the 1994 Form 10-K.

           SUBJECT TO COMPLETION, DATED MAY 4, 1995
PROSPECTUS
                        $300,000,000

                  SOUTHERN UNION COMPANY
     Senior Debt Securities and Subordinated Debt Securities
                Southern Union Financing I
                Southern Union Financing II
               Southern Union Financing III
Preferred Securities guaranteed to the extent set forth herein by
                  Southern Union Company


Southern Union Company ("Southern Union" and, together with its subsidiaries, the "Company"), a Delaware corporation, may offer, from time to time, (i) unsecured senior debt securities (the "Senior Debt Securities") consisting of debentures, notes or other evidence of indebtedness, and (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities") consisting of debentures, notes or other evidence of indebtedness (item (i) or (ii) above being referred to herein as the "Debt Securities") or any combination of the foregoing, in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Subordinated Debt Securities when issued will be unsecured obligations of Southern Union. Southern Union's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness of Southern Union as may be described in an accompanying Prospectus Supplement (the "Prospectus Sup-plement").

Southern Union Financing I, Southern Union Financing II and Southern Union Financing III (each, a "Southern Union Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Southern Union Trust ("Preferred Securi-ties"). The payment of periodic cash distributions ("distribu-tions") with respect to Preferred Securities of each of the Southern Union Trusts out of moneys held by each of the Southern Union Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Southern Union to the extent described herein (each a "Guarantee"). See "Description of the Guarantees" below. Southern Union's obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of Southern Union and rank pari passu with the most senior preferred stock, if any, issued from time to time by Southern Union. Subordinated Debt Securities may be issued and sold from time to time in one or more series by Southern Union to a Southern Union Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Southern Union Trust. The Subordinated Debt Securities purchased by a Southern Union Trust may be subse-quently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Southern Union Trust, upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

Specific terms of the Debt Securities of any series or the Pre-ferred Securities of any Southern Union Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securi-ties, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, con-version, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Southern Union, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securi-ties exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemp-tion, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of Southern
Union.

The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, how-ever, that, the aggregate initial public offering price of all Offered Securities shall not exceed $300,000,000. Any Prospectus Supplement relating to any series of Offered Securities will con-tain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

Southern Union and/or each of the Southern Union Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution" below. If any agents of Southern Union and/or any Southern Union Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and dis-counts will be set forth in any related Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-MISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The date of this Prospectus is _______________________, 1995.

Information contained herein is subject to completion or amend-ment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. No dealer, salesperson or any other individual has been authorized by Southern Union or any of the Southern Union Trusts to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representa-tion must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Southern Union or any of the Southern Union Trusts since the date hereof.


                      AVAILABLE INFORMATION

This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Southern Union and the Southern Union Trusts with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Southern Union Trusts and the Offered Securi-ties. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

Southern Union is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy state-ments and other information with the SEC. Reports, proxy state-ments and other information concerning Southern Union can be inspected and copied at prescribed rates at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange ("NYSE"), on which Southern Union common stock is traded, at 20 Broad Street, New York, New York 10005.

No separate financial statements of any of the Southern Union Trusts have been included herein. Southern Union does not con-sider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securi-ties of each of the Southern Union Trusts will be owned, directly or indirectly, by Southern Union, a reporting company under the Exchange Act, (ii) each of the Southern Union Trusts has no inde-pendent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Southern Union Trust and investing the proceeds thereof in Subordinated Debt Securities issued by Southern Union, and (iii) the obligations of each of the Southern Union Trusts under the Trust Securities (as defined herein) are fully and uncon-ditionally guaranteed by Southern Union to the extent that such Southern Union Trust has funds available to meet such obligations. See "Particular Terms of the Subordinated Debt Securities" and "Description of the Guarantees."

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Southern Union (File No. 1-6407) with the SEC pursuant to the Exchange Act are incorporated by reference herein and made a part hereof:

1.  Transition Report on Form 10-K for the year ended June 30,
    1994 (the "1994 Form 10-K").

2.  Quarterly Reports on Form 10-Q for the quarters ended
    September 30, 1994 (the "First Quarter Form 10-Q"),
    December 31, 1994 (the "Second Quarter Form 10-Q") and
    March 31, 1995 (the "Third Quarter Form 10-Q".)

All documents filed by Southern Union pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities pursuant hereto shall be deemed to be incorpo-incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or super-seded for purposes of this Prospectus, or in any Prospectus Sup-plement, to the extent that a statement contained herein or therein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or super-seded, to constitute a part of this Prospectus or any Prospectus Supplement.

Southern Union undertakes to provide without charge to each per-person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Such
requests should be directed to   Dennis K. Morgan, Vice President
- - Legal and Secretary, Southern Union Company, at 504 Lavaca Street, Suite 800, Austin, Texas 78701, telephone (512) 477-5852.

                   SOUTHERN UNION COMPANY

The Company's principal line of business is the distribution of natural gas as a public utility through Southern Union Gas Com-pany ("Southern Union Gas") and Missouri Gas Energy, each of which is a division of Southern Union. Southern Union Gas serves approximately 497,000 residential, commercial, industrial, agri-cultural and other customers in Texas (including the cities of Austin, Brownsville, El Paso, Galveston and Port Arthur) and Oklahoma. Missouri Gas Energy, acquired on January 31, 1994, serves approximately 478,000 customers in central and western Missouri (including the cities of Kansas City, St. Joseph, Joplin and Monett).

Subsidiaries of Southern Union have been established to support and expand natural gas sales and to capitalize on the Company's gas energy expertise. These subsidiaries market natural gas to end-users, sell natural gas as a vehicular fuel, convert vehicles to operate on natural gas, operate intrastate and interstate natural gas pipeline systems, and sell commercial gas air condi-tioning and other gas-fired engine-driven applications. By pro-viding "one-stop shopping," the Company can serve its various customers' particular energy needs, which encompass substantially all of the natural gas distribution and sales businesses from natural gas sales to specialized energy consulting services. Certain subsidiaries also hold investments in real estate and other assets, which are primarily used in Southern Union's utility business.

The Company is a sales and market-driven energy company whose management is committed to achieving profitable growth of its natural gas energy businesses in an increasingly competitive business environment. Management's strategies for achieving these objectives principally consist of (i) promoting new sales opportunities and markets for natural gas, (ii) enhancing finan-cial and operating performance, and (iii) expanding the Company through development of existing systems and selectively acquiring new systems. Management develops and continually evaluates these strategies, and the Company's implementation of them, by applying its experience and expertise in analyzing the energy industry, technological advances, market opportunities and general business trends. Each of these strategies, as implemented throughout the Company's businesses, reflects the Company's commitment to its core natural gas utility business. Central to all of the Com-pany's businesses and strategies is the sale and transportation of natural gas.

Consistent with this strategy, the Company has actively pursued selected acquisitions in the natural gas distribution, transpor-tation and sales industries where management believes there are opportunities to promote new sales of and markets for natural gas and/or synergies that permit enhanced financial and operating performance. Since 1990, Southern Union has acquired seven gas distribution systems in Texas and one in Missouri. Collectively, these systems have added nearly 593,000 of the Company's present customers, representing approximately $319,785,000 of annual sales revenue to Southern Union. See "Acquisitions and Divesti-ture" in the Notes to Southern Union's Consolidated Financial Statements included in the 1994 Form 10-K. Southern Union's most recent acquisition was consummated on January 31, 1994, when it acquired Missouri Gas Energy.

Southern Union was incorporated under the laws of the State of Delaware in 1932. The Company's corporate headquarters are located at 504 Lavaca Street, Suite 800, Austin, Texas 78701, and its telephone number is (512) 477-5852.

               THE SOUTHERN UNION FINANCING TRUSTS

Each of Southern Union Financing I, Southern Union Financing II and Southern Union Financing III is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each, a "Declaration") executed by Southern Union, as sponsor for such trust (the "Sponsor"), and the Southern Union Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 28, 1995. Each Southern Union Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided bene-ficial interests in the assets of the Trust (the "Common Securi-ties" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Subordinated Debt Securities and
(iii) engaging in only those other activities necessary or inci-dental thereto. All of the Common Securities will be directly or indirectly owned by Southern Union. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Southern Union will directly or indirectly acquire Common Securities in an aggre-gate liquidation amount equal to 3% of the total capital of each Southern Union Trust. Each Southern Union Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each Southern Union Trust's business and affairs will be conducted by the trustees (the "Southern Union Trustees") appointed by Southern Union as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Southern Union Trustees of a Southern Union Trust. The duties and obligations of the Southern Union Trustees shall be governed by the Declaration of such Southern Union Trust. A majority of the Southern Union Trustees of each Southern Union Trust will be persons who are employees or officers of or who are affiliated with Southern Union (the "Regular Trustees"). In certain limited circumstances set forth in a Prospectus Supplement, the holders of a majority of the Preferred Securities will be entitled to appoint one additional Regular Trustee who need not be an employee or officer of or otherwise affiliated with Southern Union. One Southern Union Trustee of each Southern Union Trust will be a financial institution that is not affiliated with Southern Union and has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee main-tains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Southern Union Trustee of each Southern Union Trust will have a princi-pal place of business or reside in the State of Delaware (the "Delaware Trustee"). Southern Union will pay all fees and expenses related to the Southern Union Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by Southern Union. The office of the Delaware Trustee for each Southern Union Trust is Wilmington Trust
Company, Rodney Square North, 1100 North Market Street,
Wilmington, Delaware 19890. The principal place of business of each Southern Union Trust is c/o Southern Union Company,
504 Lavaca Street, Suite 800, Austin, Texas  78701, telephone
(512) 477-5852.

                    USE OF PROCEEDS

Each Southern Union Trust will use all proceeds received from the sale of its Preferred Securities to purchase Subordinated Debt Securities from Southern Union. The Company intends to add the net proceeds from the sale of the Debt Securities to Southern Union's general funds, to be used for general corporate purposes, including repurchases of outstanding long-term debt securities, capital expenditures, investments in subsidiaries, working capi-tal, repayment of borrowings under bank credit agreements and other business opportunities or as otherwise disclosed in any Prospectus Supplement.

             RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for Southern Union on an historical basis for the year ended June 30, 1994, and each of the four years in the period ended December 31, 1993, and for the nine-month and twelve-month periods ended March 31, 1995. Such ratios are also presented on a pro forma basis for the year ended June 30, 1994 and the twelve-month periods ended December 31, 1994. For the purpose of calculating such ratios, "earnings" consist of income from con-tinuing operations before income taxes and "fixed charges" con-sist of interest expense, amortization of debt discount or premium and an estimate of interest implicit in rentals.

                Twelve     Nine
                Months    Months     Year
                Ended      Ended    Ended
               March 31, March 31, June 30, Year Ended December 31,
                                            _______________________
                 1995      1995    1994(a)   1993  1992  1991  1990
               ________  ________  _______   ____  ____  ____  ____

Ratio of
  Earnings to
  Fixed
  Charges. . . . 1.45      1.84     1.49   1.76  1.77  1.82  1.10
                 ====      ====     ====   ====  ====  ====  ====
Pro Forma -
  Ratio of
  Earnings to
  Fixed
  Charges(b) . .                    1.39
                                    ====
_____________________________

(a) During 1994, the Company changed its fiscal year-end from December 31 to June 30.
(b) This pro forma ratio gives effect to an increase in out-standing debt, as of the beginning of the period presented, primarily as a result of the January 31, 1994 acquisition of Missouri Gas Energy, which was financed through the sale of $475 million of 7.60% Senior Notes. Those debt proceeds, along with proceeds of a $50 million common stock rights offering and working capital from operations, were also used to retire approximately $105 million of long-term debt. This ratio also assumes the acquisition of Missouri Gas Energy occurred as of the beginning of the period presented, as reflected in the pro forma condensed statement of consolidated operations included in the 1994 Form 10-K.

          DESCRIPTION OF SOUTHERN UNION DEBT SECURITIES

The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supple-ment may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

The Debt Securities may be issued, from time to time, in one or more series, and will constitute either Senior Debt Securities or Subordinated Debt Securities. Senior Debt Securities may be issued under an Indenture dated as of January 31, 1994 (the "Senior Debt Securities Indenture"), between the Company and The Chase Manhattan Bank, N. A., as trustee (the "Senior Debt Securities Trustee").
The Subordinated Debt Securities may be issued from time to time under an Indenture dated as of___________________ , 1995 (the "Sub-ordinated Debt Securities Indenture"), between the Company and The Chase Manhattan Bank, N.A. as trustee (the "Subordinated Debt Securities Trustee").

The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures," and the Senior Debt Securities Trustee and the Subordinated Debt Securities Trustee are each referred to herein as the "Trustee." Copies of the Indentures are filed as an exhibit to the Registration State-ment. Capitalized terms used in this section which are not other-wise defined in this Prospectus shall have the meanings set forth in the Indentures to which they relate.

The following summaries of certain provisions of the Debt
Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by express reference to all the provisions of the Indentures, including the definitions therein of certain terms.

General

The Debt Securities will be direct, unsecured obligations of Southern Union.

The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt
Securities may be issued thereunder from time to time in one or more series.

Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest on, the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registrable, at the Place of Payment; provided that, at the option of Southern Union, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register.

The Indentures do not contain any provisions that may afford the Holders of Debt Securities protection in the event of a highly leveraged transaction or other transaction involving Southern Union that may occur in connection with a takeover attempt resulting in a decline in the credit rating of the Debt Securities. Any provi-sion that does provide such protection, if applicable to the Debt Securities, will be described in any Prospectus Supplement relating thereto.

The Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special United States federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Dis-count Security" means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof. In addition, the Subordinated Debt Securities may, for United States federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") even if such securities are offered and sold at an amount equal to their stated principal amount. The United States federal income tax consequences of Sub-ordinated Debt Securities deemed to be issued with OID will be described in any Prospectus Supplement relating thereto.

The Indenture does not contain any provisions that would limit the ability of Southern Union to incur indebtedness. Reference is made to any Prospectus Supplement relating to the Debt Securities offered thereby for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of Southern Union applicable to such Debt Securities that are described herein.

Under the Indentures, Southern Union will have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the Holders of previously issued series of Debt Securities, in an aggregate principal amount determined by Southern Union.

Registration and Transfer

The Debt Securities may be issued as Registered Securities or Bearer Securities. Registered Securities will be exchangeable for other Registered Securities of the same series and of a like aggre-gate principal amount and tenor of different authorized denomina-tions. If (but only if) provided for in any Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a per-mitted exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer Security but will be payable only to the holder of such coupon when due, in accordance with the terms of the Indenture. Unless otherwise specified in any Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

The Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee in New York, New York, or at the office of any transfer agent designated by Southern Union for such purpose with respect to any series of Debt Securities and referred to in any Prospectus Supplement. No service charge will be made for any transfer or exchange of Debt Securities, but Southern Union may require payment of a sum suffi-cient to cover any tax or other governmental charge payable in con-nection therewith. If any Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by Southern Union with respect to any series of Debt Securities, Southern Union may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, Southern Union will be required to maintain a transfer agent in each Place of Pay-ment for such series and, if Debt Securities of a series may be issuable both as Registered Securities and as Bearer Securities, Southern Union will be required to maintain (in addition to the Trustee) a transfer agent in a Place of Payment for such series located outside the United States. Southern Union may at any time designate additional transfer agents with respect to any series of Debt Securities.

In the event of any redemption of Debt Securities, Southern Union shall not be required to: (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the rele-vant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed por-tion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Securities that has been surrendered for repayment at the option of the Holder, except the portion if any, thereof not to be so repaid.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below), which will be deposited with, or on behalf of, a depositary ("Depositary") or its nominee identified in the appli-cable Prospectus Supplement. In such case, one or more Global Securities will be issued in a denomination or aggregate denomina-tion equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as (i) a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee to such Depositary or by such Depositary, or by any nominee to a successor Depositary or a nominee of such successor Depositary, and (ii) in the circum-stances described in the applicable Prospectus Supplement. The term "Global Security," when used with respect to any series of Debt Securities, means a Debt Security that is executed by Southern Union and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. Southern Union expects that the following provisions will apply to depositary arrangements.

Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities that are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by Southern Union, by Southern Union. Ownership of bene-ficial interests in such Global Security will be limited to par-ticipants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of bene-ficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest to exercise any rights of a Holder under the Indenture. Southern Union understands that under existing industry practices, if Southern Union requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, then the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus
Supplement.

Restrictions

The Debt Securities Indentures provide that Southern Union shall not consolidate with or merge with or into any other corporation, or convey, transfer or lease, or permit one or more of its Sub-sidiaries to convey, transfer or lease, all or substantially all of the properties and assets of the Company on a consolidated basis to any Person, unless either Southern Union is the continuing corpora-tion or such corporation or Person assumes by supplemental inden-ture all the obligations of Southern Union under the Indentures and the Debt Securities, no default or Event of Default shall exist immediately after the transaction, and the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

Pursuant to the Indentures, Southern Union will not, nor will it permit any Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any property or assets owned by Southern Union or any Subsidiary, and Southern Union will not, nor will it permit any Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any shares of stock or Debt of any Sub-sidiary (such shares of stock or Debt of any Subsidiary being called "Restricted Securities"), unless (i) in the case of Debt which is expressly by its terms subordinate or junior in right of payment to the applicable series of Debt Securities, such Debt Securities are secured by a Lien on such property or assets that is senior to such other Lien with the same relative priority as such subordinated Debt has with respect to the applicable series of Debt Securities or (ii) in the case of Liens securing Debt that is ranked pari passu with the applicable series of Debt Securities, such Debt Securities are secured by a Lien on such property or assets that is equal and ratable with such other Lien, except that any Lien securing such Debt Securities may be junior to any Lien on Southern Union's accounts receivable, inventory and related con-tract rights securing Debt under Southern Union's revolving credit facility, entered into on September 30, 1993, with Texas Commerce Bank, N. A., as amended on November 15, 1993, July 1, 1994, and April 28, 1995; provided, however, that, nothing contained in
Section 1009 of the Indenture shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under that Section, Debt secured by:

(a) Liens on any property or assets or Restricted Securities of Southern Union or any Subsidiary existing as of the date of the first issuance by Southern Union of the applicable Debt Securities issued pursuant to an Indenture or such other date as may be specified in a Prospectus Supplement for an appli-cable series of Debt Securities issued pursuant to an Inden-ture, subject to the provisions of subsection (h) below;

(b) Liens on any property or assets or Restricted Securities of any corporation existing at the time such corporation becomes a Subsidiary, or arising thereafter (i) otherwise than in con-nection with the borrowing of money arranged thereafter and
     (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation's becoming a Sub-sidiary;

(c) Liens on any property or assets or Restricted Securities of Southern Union or any Subsidiary existing at the time of acquisition thereof, or securing the payment of all or any part of the purchase price or construction cost thereof, or securing any Debt incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or Restricted Securities or the completion of any such construc-tion, whichever, is later, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(d) Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure Debt incurred by Southern Union or any Subsidiary prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost;

(e) Liens in favor of the Trustee for the benefit of the Holders and subsequent holders of the Debt Securities securing the Debt Securities;

(f) Liens secured by property or assets of Southern Union or any Subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined below);

(g) Liens which secure Senior Indebtedness owing by a Subsidiary to Southern Union or to another Subsidiary; and

(h) Any extension, renewal, substitution or replacement (or suc-cessive extensions, renewals, substitutions or replacements), in whole or in part, of any of the Liens referred to in para-graphs (a) through (g) above or the Debt secured thereby; provided that, (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or Restricted Securities that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and plus any other property or assets not then owned by Southern Union or a Subsidiary or constituting Restricted Securities) and (2) in the case of paragraphs (a) through (c) above, the Debt secured by such Lien at such time is not increased.

For the purposes of Section 1009, the giving of a guarantee that is secured by a Lien on any property or assets or Restricted Securi-ties, and the creation of a Lien on any property or assets or Restricted Securities to secure Debt that existed prior to the creation of such Lien, shall be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Debt secured by Liens on property or assets and Restricted Securities shall be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.

Limitation on Sale and Leaseback Transactions

Except in respect of Subordinated Debt Securities issued to a Southern Union Trust or a trustee of such trust, Southern Union will not, and will not permit any Subsidiary to, enter into any arrangement after the date of the original issuance by Southern Union of the applicable series of Debt Securities issued pursuant to an Indenture, or such other date as may be specified in any Prospectus Supplement for an applicable series of Debt Securities issued pursuant to an Indenture, with any Person (other than Southern Union or another Subsidiary) providing for the leasing by Southern Union or any such Subsidiary of any property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such property by the lessee will be discontinued) that was or is owned or leased by Southern Union or a Subsidiary and that has been or is to be sold or trans-ferred by Southern Union or such Subsidiary to such Person (herein referred to as a "sale and leaseback transaction") unless either --

(a) after giving pro forma effect to such transaction, the Attributable Debt (as defined below) of Southern Union and its Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions entered into after the date of the first issuance by Southern Union of Debt Securities issued pursuant to the Indenture (other than such sale and leaseback transactions as are permitted by paragraph
     (b) below) would not exceed 20% of Consolidated Net Tangible
     Assets, or

(b) Southern Union, within 180 days after the sale and leaseback transaction, applies or causes a Subsidiary to apply an amount equal to the greater of the net proceeds from the sale of the property subject to the sale and leaseback transaction or the fair market value of the property so sold and leased back at the time of the sale and leaseback transaction to the retire-ment of Debt Securities of any series or any other Debt of Southern Union (other than Debt subordinated to the Debt Securities) or Debt of a Subsidiary having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application (and, unless otherwise expressly provided with respect to any one or more series of Debt Securities, any redemption of Debt Securi-ties pursuant to this provision shall not be deemed to consti-tute a refunding operation or anticipated refunding operation for the purposes of any provision limiting Southern Union's right to redeem Debt Securities of any one or more such series when such redemption involves a refunding operation or antici-pated refunding operation); provided that, the amount to be so applied shall be reduced by (i) the principal amount of Debt Securities delivered within 180 days after such sale or trans-fer to the Trustee for retirement and cancellation and (ii) the principal amount of any such Debt of Southern Union or a Subsidiary, other than Debt Securities, is voluntarily retired by Southern Union or a Subsidiary within 180 days after such sale or transfer. Notwithstanding the foregoing, no retire-ment referred to in this paragraph (b) may be effected by pay-ment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Notwithstanding the foregoing, where Southern Union or any Sub-sidiary is the lessee in any sale and leaseback transaction, Attributable Debt shall not include any Debt resulting from the guarantee by Southern Union or any other Subsidiary of the lessee's obligation thereunder.

Events of Default

Each Indenture provides, with respect to any series of Debt Securities outstanding thereunder, that any one or more of the fol-lowing events that has occurred and is continuing shall constitute an Event of Default: (i) default in the payment of any interest upon or any Additional Amounts payable in respect of any Debt Security of that series, or of any coupon appertaining thereto, when the same becomes due and payable and continues for 30 days; provided, however, that, a valid extension of the interest payment period by Southern Union for the Subordinated Debt Securities shall not constitute a default in the payment of interest for this pur-pose, and provided further that, if Subordinated Debt Securities are issued to a Southern Union Trust or a trustee of such trust in con-nection with the issuance of Trust Securities by such Southern
Union Trust, such 30-day period will be replaced by a ten-day period, (ii) default in the payment of the principal of or any pre-mium on any Debt Security of that series when due, whether at maturity, upon redemption by declaration or otherwise; provided, however, that, a valid extension of the maturity of the Subordi-nated Debt Securities shall not constitute a default for this pur-pose; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Securities of that series;
(iv) default in the performance or breach of any covenant or agree0 ment of Southern Union in the Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to Southern Union from the Trustee or from the holders of at least 25% of the outstanding Debt Securities of that series; (v) cross-acceleration of other Debt of Southern Union in excess of 10% of Consolidated Net Worth; (vi) certain events in bankruptcy, insol-vency or reorganization of Southern Union; (vii) the voluntary or involuntary dissolution, winding-up or termination of a Southern Union Trust to which (or to a trustee of such trust to which) Sub-ordinated Debt Securities were issued in connection with the issuance of Trust Securities by such Southern Union Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Southern Union Trust, the redemption of all of the Trust Securities of such Southern Union Trust, or certain mergers, consolidations or amal-gamations, each as permitted by the Declaration of such Southern Union Trust; and (viii) any other Event of Default provided with respect to Debt Securities of that series. Southern Union is required to file annually with the Trustee an officer's certificate as to Southern Union's compliance with all conditions and covenants under each Indenture. Each Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any default, except in the case of a default on the payment of the principal of (or premium), if any, or interest on any Debt Securities or the payment of any sinking fund installment with respect to such Securities if it considers it in the interest of the Holders of Debt Securities to do so.

If an Event of Default, other than certain events with respect to bankruptcy, insolvency and reorganization of Southern Union or any significant Subsidiary, occurs and is continuing with respect to Debt Securities of a particular series, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the Outstanding Debt Securi-ties of that series due and payable immediately. If an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization of Southern Union or any Significant Subsidiary with respect to Debt Securities of a particular series shall occur and be continuing, then the principal of all the Outstanding Debt Securities of that series, and accrued and unpaid interest thereon, shall automatically be due and payable without any act on the part of the Trustee or any Holder.

Subject to the provisions relating to the duties of the Trustee, if an Event of Default with respect to Debt Securities of a particular series occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders of Debt Securities of such series, unless such Holders shall have offered to the Trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with such request. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. The Trustee may refuse to follow directions in con-flict with law or the Indenture that may involve Trustee in per-sonal liability or may be unduly prejudicial to Holders not joining therein.

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all the Debt Securities of such series and any related coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Debt Security of such series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Trustee or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby.

Modification or Waiver

Modification and amendment of each of the Indentures may be made by Southern Union and the applicable Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Indenture Securities or any series that are affected by such modification or amendment; provided that, no such modification or amendment may, without the consent of the Holder of each Out-standing Debt Security of such series, among other things, (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Debt Security of such series, (ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any Debt Security of such series, (iii) change any obligation of Southern Union to pay Additional Amounts in respect of any Debt Security of such series, (iv) reduce the amount of principal of a Debt
Security of such series that is an Original Issue Discount
Security and would be due and payable upon a declaration of acceleration of the Maturity thereof, (v) adversely affect any right of repayment at the option of the Holder of any Debt
Security of such series, (vi) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security of such series, (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Redemption Date or Repayment Date therefor, (viii) reduce the above-stated percentage of Holders of Outstanding Debt Securities of such series necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below, (ix) modify the change of control provisions, if any, or (x) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities of such series necessary to waive any past default.

Modification and amendment of the Indenture may be made by Southern Union and the applicable Trustee without the consent of any Holder, for any of the following purposes: (i) to evidence the succession of another Person to Southern Union as obligor under an Indenture;
(ii) to add to the covenants of Southern Union for the benefit of the Holders of all or any series of Debt Securities; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of Bearer Securities; (v) to change or eliminate any provisions of the applicable Indenture, provided that any such change or elimination shall become effective only when there are no Outstanding Debt Securities of any series created prior thereto that is entitled to the benefit of such provision; (vi) to establish the form or terms of Debt Securities of any series and any related coupons; (vii) to secure the Debt Securities; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee; and (ix) to close the applicable Indenture with respect to the authentication and delivery of additional series of Debt Securities, in order to cure any ambiguity, defect or inconsistency in the applicable Indenture, provided such action does not adversely affect the interest of Holders of Debt Securities of any series in any material respect.

Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the applicable Trustee and also by such Trustee pur-suant to a request made to such Trustee by Southern Union or the Holders of at least 10% in principal amount of the Debt Securities of such series Outstanding, but in any case, notice shall be given as provided in the applicable Indenture. Except for any consent that must be given by the Holder of each Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Debt Securities of that series Out-standing; provided, however, that, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage that is less than a majority in principal amount of Debt Securities of a series Outstanding may be adopted at a meeting or adjourned meeting, duly reconvened and at which a quorum is present, by the affirmative vote of the Holders of such specified percentage in principal amount of the Debt Securities of that series Outstanding. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the Debt Securi-ties of a series Outstanding; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the Holders of not less than a speci-fied percentage in principal amount of the Debt Securities of a series Outstanding, the Persons entitled to vote such specified percentage in principal amount of the Debt Securities of such series Outstanding will constitute a quorum. Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the Holders of a specified per-centage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series, then (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

Financial Information

So long as any of the Debt Securities are outstanding, Southern Union will file with the Commission, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the Commission pursu-ant to Section 13(a) or 15(d) of the Exchange Act as if Southern Union were subject to such Sections, and Southern Union will also provide to all Holders and file with the Trustees copies of such reports and documents within 15 days after it files them with the Commission or, if filing such reports and documents by Southern Union with the Commission is not permitted under the Exchange Act, within 15 days after it would otherwise have been required to file such reports and documents if permitted, in each case at Southern Union's cost.

Certain Definitions

"Attributable Debt" means, as to any specified lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subse-quent renewal or other extension options held by the lessee), dis-counted from the respective due dates thereof to such date at a rate equal to the weighted average of the interest rates borne by the Outstanding Debt Securities, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding any amounts required to be paid on account of maintenance and repairs, ser-vices, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount of rent shall include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

"Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) of Southern Union and its consolidated Subsidiaries after deducting therefrom (i) all current liabilities (excluding any current lia-bilities that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Southern Union and its con-solidated subsidiaries and computed in accordance with generally accepted accounting principles.

         PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

The following description of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Sup-plement, and the extent, if any, to which such general provisions may apply to the Senior Debt Securities so offered, will be described in the Prospectus Supplement relating to such Senior Debt Securities.

General

The Senior Debt Securities Indenture provides for the issuance of Senior Debt Securities from time to time in one or more series. Reference is made to the Prospectus Supplement relating to a par-ticular issuance of a series of Senior Debt Securities being offered (the "Senior Debt Securities") for, among other things, the following terms thereof: (1) the title of the Senior Debt Securi-ties; (2) any limit on the aggregate principal amount of such Senior Debt Securities; (3) the percentage of the principal amount at which such Senior Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or the method by which such portion shall be determined;
(4) the date or dates on which the principal of such Senior Debt Securities will be payable; (5) the rate or rates at which such Senior Debt Securities will bear interest, or the method by which such rate or rates shall be determined, and the date such interest shall accrue, or the method by which such date or dates shall be determined; (6) the dates on which such interest will be payable and the Regular Record Dates for any Interest Payment Dates and the basis on which interest shall be calculated; (7) the dates, if any, on which, and the price or prices at which, the Senior Debt Securi-ties may, pursuant to any mandatory or optional sinking fund provi-sions, be redeemed by Southern Union and other detailed terms and provisions of such sinking funds; (8) the date, if any, after which, and the price or prices at which, the Senior Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of Southern Union or of the Holder thereof and other detailed terms and provisions of such optional redemption; (9) the applicability, if at all, to such Senior Debt Securities of the provisions of Article Fourteen of the Senior Debt Securities Indenture described under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article; (10) whether and under what cir-cumstances Southern Union will pay Additional Amounts, as contem-plated by Section 1005 of the Senior Debt Securities Indenture, on such Senior Debt Securities to any Holder who is not a United States person (including any modification to the definition of such term as contained in the Senior Debt Securities Indenture as originally executed) in respect to any tax, assessment or govern-mental charge and, if so, whether Southern Union will have the option to redeem such Senior Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (11) any deletions from, modifications of or additions to the Events of Default or covenants of Southern Union with respect to such Senior Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; and (12) any other terms of such Senior Debt Securities. For a description of the terms of any series of Senior Debt Securities, reference must be made to both the Prospectus Supple-ment relating thereto and the description of Debt Securities set forth herein.

Unless otherwise indicated in the Prospectus Supplement relating thereto, the Senior Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000, or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Senior Debt Securities, but Southern Union may require payment of a sum suffi-cient to cover any tax or other governmental charge payable in con-nection therewith.

Denominations

Senior Debt Securities may be issuable as Registered Securities solely, as Bearer Securities solely, or as both. Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000, and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denomina-tions as may be in the terms of the Senior Debt Securities.

The Senior Debt Securities Indenture also provides that Senior Debt Securities may be issuable in global form. Unless otherwise indi-cated in any Prospectus Supplement, Bearer Securities will have interest coupons attached.

Defeasance

The Senior Debt Securities Indenture provides that, if the provi-sions of Article Fourteen are made applicable to the Senior Debt Securities of or within any series and any related coupons pursuant to Section 1401 of the Senior Debt Securities Indenture, Southern Union may elect either (a) to defease and be discharged from any and all obligations with respect to such Senior Debt Securities and any related coupons (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Senior Debt Securities and the obligations to register the transfer or exchange of such Senior Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Senior Debt Securities and any related coupons, to maintain an office or agency in respect of such Senior Debt Securities and any related coupons and to hold moneys for payment in trust) ("defeasance") or
(b) to be released from its obligations with respect to such Senior Debt Securities and any related coupons under Section 1402 (being the restriction described under "Limitation on Liens") or, if provided pursuant to Section 1403 of the Senior Debt Securities Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Senior Debt Securities and any related coupons ("covenant defeasance"), in either case upon the irrevocable deposit by Southern Union with the Senior Debt Securities Trustee (or other qualifying trustee), in trust, of an amount, in such Currency in which such Senior Debt Securities and any related coupons are then specified as payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Senior Debt Securities and any related coupons (with such applicability being determined on the basis of the currency, currency unit or composite currency in which such Senior Debt Securities are then specified as payable at Stated Maturity), which through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Senior Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, Southern Union has delivered to the Senior Debt Securities Trustee an Opinion of Counsel (as specified in the Senior Debt Securities Indenture) to the effect that the Holders of such Senior Debt Securities and any related coupons will not recognize income gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; provided that, such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a revenue ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Senior Debt Securities Indenture.

"Government Obligations" means securities that are (i) direct obligations of the government that issued the Currency in which the Senior Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government that issued the Currency in which the Senior Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law), such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest in or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the Prospectus Supplement, if, after Southern Union has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance relating thereto with respect to Senior Debt Securities of any series, (a) the Holder of Senior a Debt Security of such series is entitled to and does elect, pursuant to the terms of such Senior Debt Security, to receive payment in a currency other than that in which such deposit has been made in respect of such Senior Debt Security or (b) the currency in which such deposit has been made in respect of any Senior Debt Security of such series ceases to be used by its government of issuance, then the indebtedness represented by such Senior Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Senior Debt Security as they become due out of the proceeds yielded by con-verting the amount so deposited in respect of such Senior Debt Security into the Currency in which such Senior Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. Unless otherwise provided in the Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Senior Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U. S. Dollars.

In the event Southern Union effects covenant defeasance with respect to (i) any Senior Debt Securities and any related coupons and (ii) such Senior Debt Securities and any related coupons are declared due and payable because of the occurrence of any Event of Default, other than the Event of Default described in clause (iii) or (vi) under "Events of Default," with respect to any covenant for which there has been defeasance, the Currency and/or Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Senior Debt Securities and any related coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Senior Debt Securities and any related coupons at the time of the acceleration resulting from such Event of Default. However, Southern Union would remain liable to make payment of such amounts due at the time of acceleration.

The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Senior Debt Securities of or within a particular series and any related coupons.

Ranking of Senior Debt Securities

The Senior Debt Securities will rank pari passu with all other unsecured indebtedness of the Company, except that the Senior Debt Securities will be senior in right of payment to any subordinated indebtedness which, by its terms, is subordinate to the Senior Debt Securities.

Information Concerning the Senior Debt Securities Trustee

The Senior Debt Securities Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Senior Debt Securities Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Debt Securities Trustee is under no obligation to exer-cise any of the powers vested in it by the Senior Debt Securities Indenture at the request of any Holder of Senior Debt Securities, unless offered reasonable indemnity by such Holder against the costs, expenses and liabilities which might be incurred thereby. (Section 602). The Senior Debt Securities Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Senior Debt Securities Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 602).

        PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

The following description of the Subordinated Debt Securities sets forth the general terms and provisions of the Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

General

The Subordinated Debt Securities will be unsecured, subordinated obligations of Southern Union.

In the event Subordinated Debt Securities are issued to a Southern Union Trust (or a trustee of such trust) in connection with the issuance of Trust Securities by any such Southern Union Trust, such Subordinated Debt Securities subsequently may be dis-tributed pro rata to the holders of such Trust Securities in con-nection with the dissolution of such Southern Union Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Southern Union Trust, or a trustee of such trust, in connection with the issuance of Trust Securities by such Southern Union Trust.

The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplement to the Subordinated Debt
Securities Indenture or a resolution of Southern Union's Board of Directors or a special committee thereof (each a "Supplemental
Indenture").

Reference is made to the Prospectus Supplement relating to any Sub-ordinated Debt Securities being offered for, among other things, the following terms thereof: (1) the title of the Subordinated Debt Securities; (2) any limit on the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of the prin-cipal amount at which such Subordinated Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon acceleration of the maturity thereof, or the method by which such portion shall be determined; (4) the date or dates, on which the principal of such Subordinated Debt Securities will be payable; (5) the rights, if any, to defer payments of interest on the Subordinated Debt Securi-ties by extending the interest payment period, and the duration of such extensions; (6) the subordination terms of the Subordinated Debt Securities of such series; (7) the rate or rates at which such Subordinated Debt Securities will bear interest, or the method by which such rate or rates shall be determined, and the date such interest shall accrue, or the method by which such date or dates shall be determined; (8) the dates on which such interest will be payable and the Regular Record Dates for any Interest Payment Dates and the basis on which interest shall be calculated; (9) the dates, if any, on which, the price or prices at which the Subordinated Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by Southern Union and other detailed terms and provisions of such sinking funds; (10) the date, if any, after which, and the price or prices at which, the Subordinated Debt Securities may, pursuant to any optional redemption provi-sions, be redeemed at the option of Southern Union or of the Holder thereof, and other detailed terms and provisions of such optional redemption; (11) whether and under what circumstances Southern Union will pay Additional Amounts as contemplated by Section 1005 of the Indenture on such Subordinated Debt Securities to any Holder who is not a United States person (including any modification to the definition of such term as contained in the Subordinated Debt Securities Indenture as originally executed) in respect to any tax, assessment or governmental charge and, if so, whether Southern Union will have the option to redeem such Subordinated Debt Securi-ties rather than pay such Additional Amounts (and the terms of any such option); (12) any deletions from, modifications of or addi-tions to the Events of Default or covenants of Southern Union with respect to such Subordinated Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; and (13) any other terms of such Subordinated Debt Securities. For a description of the terms of any series of the Subordinated Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Subordinated Debt Securities set forth herein.

Unless otherwise indicated in the Prospectus Supplement relating thereto, the Subordinated Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $25 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Subordi-nated Debt Securities, but Southern Union may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Certain Covenants

If Subordinated Debt Securities are issued to a Southern Union Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Southern Union Trust and (i) there shall have occurred any event that would constitute an Event of Default or (ii) Southern Union shall be in default with respect to its payment of any obligations under the related Guarantee or Common Securities Guarantee, then (a) Southern Union shall not, and shall cause any subsidiary of Southern Union that is not a wholly-owned subsidiary of Southern Union not to, declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or the capital stock of any such subsidiary, and (b) Southern Union shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Southern Union that rank pari passu with or junior to such Subordinated Debt Securities; provided, however, that, restriction (a) above does not apply to any stock dividends paid by Southern Union, or any or its subsidiaries where the dividend stock is the same stock as that on which the dividend is being paid.

If Subordinated Debt Securities are issued to a Southern Union Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Southern Union Trust and Southern Union shall have given notice of its election to defer payments or interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing then (a) Southern Union shall not, and shall cause any subsidiary of Southern Union that is not a wholly-owned subsidiary of Southern Union not to, declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquida-tion payment with respect to, any of its capital stock or the capital stock of any such subsidiary, and (b) Southern Union shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Southern Union that rank pari passu with or junior to such Subordinated Debt Securities; provided, however, that, the restriction (a) above does not apply to any stock dividends paid by Southern Union, or any of its subsidiaries, where the dividend stock is the same as that on which the dividend is being paid. (Section 1012.)

In the event Subordinated Debt Securities are issued to a Southern Union Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Southern Union Trust, for so long as such Trust Securities remain outstanding, Southern Union will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Southern Union Trust; provided, however, that any permitted successor of Southern Union under the Indenture may succeed to Southern Union's ownership of such Common Securities and (ii) to use its reasonable efforts to cause such Southern Union Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Southern Union Trust, the redemption of all of the Trust Securities of such Southern Union Trust, or certain mergers, con-solidations or amalgamations, each as permitted by the Declaration of such Southern Union Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Denomination

Subordinated Debt Securities may be issuable as Registered Securi-ties solely, as Bearer Securities solely, or as both. Registered Securities will be issuable in denominations of $25 and integral multiples of $25 and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denomina-tions as may be in the terms of the Subordinated Debt Securities. The Subordinated Debt Securities Indenture also provides that Sub-ordinated Debt Securities may be issued in global form. Unless otherwise indicated in any Prospectus Supplement, Bearer Securities will have interest coupons attached.

Subordination

The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of Southern Union to the extent set forth in the Prospectus Supplement that will accom-pany this Prospectus.

Governing Law

The Subordinated Debt Securities Indenture and the Subordinated
Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 111).

Information Concerning the Subordinated Debt Securities Trustee

The Subordinated Debt Securities Trustee, prior to default, under-takes to perform only such duties as are specifically set forth in the Subordinated Debt Securities Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Debt Securities Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Debt Securities Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabili-ties that might be incurred thereby. (Section 602). The Subordi-nated Debt Securities Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Subordinated Debt Securities Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 602).

Defeasance

The Subordinated Debt Securities Indenture provides that, except as may be provided in respect of any series of Securities, the provisions of Article Fourteen are made applicable to the Subordi-nated Debt Securities of or within any series and any related coupons pursuant to Section 1401 of the Subordinated Debt Securi-ties Indenture, Southern Union may elect either to (a) except in respect of any Securities of which a Southern Union Trust or a Trustee of such trust is the holder, defease and be discharged from any and all obligations with respect to such Subordinated
Debt Securities and any related coupons (except for the obliga-tion to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Subordinated Debt Securities and the obligations to register the transfer or exchange of such Subordinated Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Subordinated
Debt Securities and any related coupons, to maintain an office or agency in respect of such Subordinated Debt Securities and any related coupons and to hold moneys for payment in trust) ("defeasance") or (b) be released from its obligations with respect to such Subordinated Debt Securities and any related coupons under Section 1402 (being the restriction described under "Limitation on Liens") or, if provided pursuant to Section 1403 of the Subordinated Debt Securities Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Subordinated Debt Securities and any related coupons ("covenant defeasance"), in either case, upon the irrevo-cable deposit by Southern Union with the Subordinated Debt Securi-ties Trustee (or other qualifying trustee), in trust, of an amount, in such Currency in which such Senior Debt Securities and any related coupons are then specified as payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Subordinated Debt Securities and any related coupons (with such applicability being determined on the basis of the currency, currency unit or composite currency in which such Subordinated Debt Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in accor-dance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Subordinated Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, Southern Union has delivered to the Subordinated Debt Securities Trustee an Opinion of Counsel (as specified in the Subordinated Debt Securities Indenture) to the effect that the Holders of such Subordinated Debt Securities and any related coupons will not recognize income gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; provided that, such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a revenue ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Subordinated Debt Securities Indenture.

"Government Obligations" means securities that are (i) direct obligations of the government that issued the Currency in which the Subordinated Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government that issued the Currency in which the Subordinated Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest in or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the Prospectus Supplement, if, after Southern Union has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance relating thereto with respect to Subordinated Debt Securities of any series, (a) the Holder of a Subordinated Debt Security of such series is entitled to and does elect, pursuant to the terms of such Subordinated Debt Security, to receive payment in a currency other than that in which such deposit has been made in respect of such Subordinated Debt Security or (b) the currency in which such deposit has been made in respect of any Subordinated Debt Security of such series ceases to be used by its government of issuance, then the indebtedness represented by such Subordinated Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Subordinated Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Subordinated Debt Security into the Currency in which such Subordinated Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. Unless otherwise provided in the Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Subordi-nated Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in
U. S. Dollars.

In the event Southern Union effects covenant defeasance with respect to (i) any Subordinated Debt Securities and any related coupons and (ii) such Subordinated Debt Securities and any related coupons are declared due and payable because of the occurrence of any Event of Default, other than the Event of Default described in clause (iii) or (vi) under "Events of Default," with respect to any covenant for which there has been defeasance, the Currency and/or Government Obligations on deposit with the Trustee will be suffi-cient to pay amounts due on such Subordinated Debt Securities and any related coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Subordinated Debt Securities and any related coupons at the time of the acceleration resulting from such Event of Default. However, Southern Union would remain liable to make payment of such amounts due at the time of acceleration.

The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Subordinated Debt Securities of or within a particular series and any related coupons.

Miscellaneous

Southern Union will have the right at all times to assign any of its respective rights or obligations under the Subordinated Debt Securities Indenture to a direct or indirect wholly-owned sub-sidiary of Southern Union; provided, that, in the event of any such assignment, Southern Union will remain liable for all of their respective obligations. Subject to the foregoing, the Subordinated Debt Securities Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Subordinated Debt Securities Indenture provides that it may not otherwise be assigned by the parties thereto. (Section
803).]

   DESCRIPTION OF THE SOUTHERN UNION TRUSTS' PREFERRED SECURITIES

Each Southern Union Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Southern Union Trust authorizes the Regular Trustees of such Southern Union Trust to issue on behalf of such Southern Union Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Pre-ferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supple-ment relating to the Preferred Securities of a Southern Union Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Southern Union Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Southern Union Trust and the date or dates upon which such distributions shall be payable (provided, however, that, distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding) (iv) whether distributions on Preferred Securities issued by such Southern Union Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribu-tion rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Southern Union Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Southern Union Trust to the holders of Preferred Securities of such Southern Union Trust upon voluntary or involuntary dissolution, winding-up or termination of such Southern Union Trust, (vi) the obligation, if any, of such Southern Union Trust to purchase or redeem Pre-ferred Securities issued by such Southern Union Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Southern Union Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such Southern Union Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Southern Union Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Southern Union Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Southern Union Trust consistent with the Declaration of such Southern Union Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by Southern Union to the extent set forth below under "Description of the Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

In connection with the issuance of Preferred Securities, each Southern Union Trust will issue one series of Common Securities. The Declaration of each Southern Union Trust authorizes the Regular Trustees of such trust to issue on behalf of such Southern Union Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Southern Union Trust will be sub-stantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquida-tion, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Southern Union Trustees of a Southern Union Trust. All of the Common Securities of a Southern Union Trust will be directly or indirectly owned by Southern Union.

                 DESCRIPTION OF THE GUARANTEES

Set forth below is a summary of information concerning the Guaran-tees that will be executed and delivered by Southern Union for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act.
The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Southern Union Trust.

General

Pursuant to each Guarantee, Southern Union will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full to the holders of the Preferred Securities issued by a Southern Union Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Southern Union Trust), as and when due, regardless of any defense, right of set-off or counter-claim which such Southern Union Trust may have or assert. The fol-lowing payments with respect to Preferred Securities issued by a Southern Union Trust (the "Guarantee Payments"), to the extent not paid by such Southern Union Trust will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Southern Union Trust shall have funds available there-for, (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such Southern Union Trust has funds available therefor with respect to any Pre-ferred Securities called for redemption by such Southern Union Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Southern Union Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment to the extent such Southern Union Trust has funds available therefor or (b) the amount of assets of such Southern Union Trust remaining available for dis-tribution to holders of such Preferred Securities in liquidation of such Southern Union Trust. Southern Union's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Southern Union to the holders of Preferred Securities or by causing the applicable Southern Union Trust to pay such amounts to such holders.

Each Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities issued by the applicable Southern Union Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions except to the extent such Southern Union Trust shall have funds available therefor. If Southern Union does not make interest payments on the Subordinated Debt Securities purchased by a Southern Union Trust, such Southern Union Trust will not pay dis-tributions on the Preferred Securities issued by such Southern Union Trust and will not have funds available therefor. See "Particular Terms of the Subordinated Debt Securities."

Southern Union has also agreed to irrevocably and unconditionally guarantee the obligations of the Southern Union Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Guarantees, except that, upon an event of default under the Indenture, holders of Preferred Securities under the Guarantees shall have priority over holders of Common Securities under the Common Securities Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Southern Union

In each Guarantee, Southern Union will covenant that, so long as any Preferred Securities issued by the applicable Southern Union Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Guarantee or the Declaration of such Southern Union Trust, then (a) Southern Union shall not, and shall cause any subsidiary of Southern Union which is not a wholly-owned subsidiary of Southern Union not to, declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or the capital stock of any such subsidiary and (b) Southern Union shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Southern Union which rank pari passu with or junior to such Subordinated Debt Securities. However, each Guarantee will except from the foregoing any stock dividends paid by Southern Union, or any of its subsidiaries, where the dividend stock is of the same as that on which the dividend is being paid.

Modification of the Guarantees; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable Southern Union Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guaran-tees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Southern Union and shall inure to the benefit of the holders of the Preferred Securities of the applicable Southern Union Trust then outstanding.

Events of Default

An Event of Default under the Guarantee will occur upon the failure of Southern Union to perform any of its payments or other obliga-tions thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

If the Guarantee Trustee fails to enforce such Guarantee, any holder of Preferred Securities relating to such Guarantee may, after a period of 30 days has elapsed from such holders written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against Southern Union to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the relevant Southern Union Trust, the Guarantee Trustee or any other person or entity.

Southern Union will be required to provide annually to the Guaran-tee Trustee a statement as to the performance by Southern Union of certain of its obligations under each of the Guarantees and as to any default in such performance.

Southern Union is required to file annually with the Guarantee
Trustee an officer's certificate as to Southern Union's compli-ance with all conditions under each of the Guarantees.

Information Concerning the Guarantee Trustee

The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

Each Guarantee will terminate as to the Preferred Securities issued by the applicable Southern Union Trust upon full payment of the Redemption Price of all Preferred Securities of such Southern Union Trust, upon distribution of the Subordinated Debt Securities held by such Southern Union Trust to the holders of the Preferred Securities of such Southern Union Trust or upon full payment of the amounts payable in accordance with the Declaration of such Southern Union Trust upon liquidation of such Southern Union Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Southern Union Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Status of the Guarantees

Each Guarantee will constitute an unsecured obligation of Southern Union and will rank (i) subordinate and junior in right of payment to all other liabilities of Southern Union, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Southern Union and with any guarantee now or hereafter entered into by Southern Union in respect of any preferred or preference stock of any affiliate of Southern Union and (iii) senior to Southern Union's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by such Southern Union Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

Governing Law

The Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                      PLAN OF DISTRIBUTION

Southern Union may sell any series of the Debt Securities and the Southern Union Trusts may sell the Preferred Securities in one or more of the following ways from time to time (i) to or through underwriters or dealers, (ii) directly to purchasers, or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any under-writers, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to Southern Union or the applicable Southern Union Trust as the case may be from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers, and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The under-writer or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securi-ties will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securi-ties if any are purchased.

If dealers are utilized in the sale of Offered Securities, Southern Union and/or the applicable Southern Union Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

Any series of Debt Securities may be sold from time to time either directly by Southern Union or through agents designated by Southern Union. Any series of Preferred Securities may be sold from time to time either directly by the applicable Southern Union Trust or by agents designated by such trust. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable to Southern Union and/or the applicable Southern Union Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

The Debt Securities may be sold directly by Southern Union and the Preferred Securities may be sold directly by the applicable Southern Union Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

If so indicated in the Prospectus Supplement, Southern Union and/or the applicable Southern Union Trust will authorize agents, under-writers or dealers to solicit offers from certain types of institu-tions to purchase Offered Securities from Southern Union and/or the applicable Southern Union Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those condi-tions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers and underwriters may be entitled under agreements with Southern Union and/or the applicable Southern Union Trust to indemnification by Southern Union and/or such Southern Union Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Southern Union and/or the applicable Southern Union Trust in the ordinary course of business.

Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securi-ties.

                    VALIDITY OF SECURITIES

The validity of the Offered Securities offered hereby will be passed upon for Southern Union by Fleischman and Walsh, L.L.P., Washington, D. C. Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of Southern Union. Mr. Fleischman, Fleischman and Walsh, L.L.P., and other attorneys in that firm beneficially own shares of common stock that, in the aggregate, represent less than two percent (2%) of the shares of common stock outstanding.

                           EXPERTS

The consolidated financial statements and related financial state-ment schedules included in Southern Union Company's Transition Report on Form 10-K for the year ended June 30, 1994, are incorpo-rated by reference in this Prospectus in reliance upon the reports of Coopers & Lybrand L.L.P., given on the authority of that firm as experts in accounting and auditing.

                          PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

   Securities and Exchange Commission Filing Fee . .   $103,449.00
   Rating Agency Fees. . . . . . . . . . . . . . . .    105,000.00
   Blue Sky Fees and Expenses. . . . . . . . . . . .     15,000.00
   Trustee's Expenses. . . . . . . . . . . . . . . .     20,000.00
   Printing Fees and Expenses. . . . . . . . . . . .     50,000.00
   Accounting Fees and Expenses. . . . . . . . . . .    110,000.00
   Legal Fees and Expenses . . . . . . . . . . . . .    140,000.00
   Miscellaneous . . . . . . . . . . . . . . . . . .      5,000.00
                                                        __________

        Total. . . . . . . . . . . . . . . . . . . .   $548,449.00
                                                        ==========

_________________________________

* All fees and expenses other than SEC Registration Fee are estimated. To be completed by amendment.

Item 15.  Indemnification of Directors and Officers.

Article Twelfth of the Restated Certificate of Incorporation of Southern Union eliminates personal liability of directors to the fullest extent permitted by Delaware Law. Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

The Declaration of each Southern Union Trust provides that no Southern Union Trustee, affiliate of any Southern Union Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Southern Union Trustee, or any employee or agent of such Southern Union Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Southern Union Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Southern Union Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Southern Union Trust also provides that to the fullest extent permitted by appli-applicable law, Southern Union shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Southern Union Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemni-fied in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Southern Union Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Southern Union prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an under-taking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

The directors and officers of Southern Union and the Regular Trustees are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Southern Union or the Southern Union Trusts.

Any agents, dealers or underwriters who execute any of the agree-ments filed as Exhibit 1 to this registration statement will agree to indemnify Southern Union's directors and their officers and the Southern Union Trustees who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Southern Union or any of the Southern Union Trusts by or on behalf of any such indemnifying party.

Item 16.  Exhibits.

Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic trans-mission.

   *1     - Form of Underwriting Agreement for offering of
            Preferred Securities.
   **4-A - Certificate of Trust of Southern Union Financing I. **4-B - Certificate of Trust of Southern Union Financing II. **4-C - Certificate of Trust of Southern Union Financing III. **4-D - Form of Amended and Restated Declaration of Trust of
            Southern Union Financing I.
   *4-E   - Form of Amended and Restated Declaration of Trust of
            Southern Union Financing II.
   *4-F   - Form of Amended and Restated Declaration of Trust of
            Southern Union Financing III.
   **4-G  - Form of Subordinated Debt Securities Indenture among
            Southern Union Company and The Chase Manhattan Bank,
            N.A., as Trustee.
   **4-H  - Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Subordinated Debt
            Securities and Preferred Securities.
   **4-I - Form of Preferred Security (included in 4-D above). **4-J - Form of Subordinated Debt Security (included in 4-H above).
   **4-K  - Form of Guarantee with respect to Preferred
            Securities.
   **4-L  - Senior Debt Securities Indenture between The Chase
            Manhattan Bank, N.A., as trustee, and Southern Union
            Company dated January 31, 1994.  (Filed as Exhibit 4.1
            to Southern Union's Current Report on Form 8-K dated
            February 15, 1994 and incorporated herein by
            reference.)
   *5    -  Opinion of Fleischman and Walsh, L.L.P.
   *8    -  Opinion of Skadden, Arps, Slate, Meagher & Flom as to
            certain federal income taxation matters.
   12    -  Computation of Ratio of Earnings to Fixed Charges of
            Southern Union Company.
   23-A  -  Consent of Independent Accountants, Coopers & Lybrand
            L.L.P.
   23-B  -  Consent of Fleischman and Walsh, L.L.P., is contained in the opinion of counsel filed as Exhibit 5.
   23-C  -  Consent of Skadden, Arps, Slate, Meagher & Flom is
            contained in the opinion of counsel filed as Exhibit 8.
   **24   - Powers of Attorney (the powers of attorney for the
            Southern Union Trustees of Southern Union Financing I,
            Southern Union Financing II and Southern Union
            Financing III are included in Exhibits 4-A, 4-B and 4-
            C, respectively).
   *25-A  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee under the Subordinated Debt Securities
            Indenture.
   *25-B  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee, under the Senior Debt Securities Indenture.
   *25-C  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of Southern Union Financing I.
   *25-D  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of Southern Union Financing II.
   *25-E  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of Southern Union Financing III.
   *25-F  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of Preferred Securities Guarantee of Southern
            Union Financing I.
   *25-G  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of Preferred Securities Guarantee of Southern
            Union Financing II.
   *25-H  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of Preferred Securities Guarantee of Southern
            Union Financing III.

________________________________

*  To be filed by amendment.
** Previously filed.


Item 17.  Undertaking.

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Southern Union's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and con-trolling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration State-ment

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, repre-sent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Southern Union pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorpo-rated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the regis-trant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on May 2, 1995.



                             SOUTHERN UNION COMPANY


                             By    RONALD J. ENDRES
                                _____________________________
                                   Ronald J. Endres
                                   Senior Vice President of
                                   Administration and Chief
                                   Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 1995.

      Signature/Name                                Title
      ______________                                _____

      GEORGE L. LINDEMANN*                  Chairman of the Board,
                                            Chief Executive Officer
                                            and Director

      JOHN E. BRENNAN*                      Director

      FRANK W. DENIUS*                      Director

      AARON I. FLEISCHMAN*                  Director

      PETER H. KELLEY*                      Director

      ADAM M. LINDEMANN*                    Director

      ROGER J. PEARSON*                     Director

      GEORGE ROUNTREE, III*                 Director

      DAN K. WASSONG*                       Director

      RONALD J. ENDRES                      Senior Vice President
      ________________
      Ronald J. Endres                      of Administration, and
                                            Chief Financial Officer

      DAVID J. KVAPIL                       Vice President and
      _______________
      David J. Kvapil                       Controller
                                            (Principal Accounting
                                             Officer)



*By   RONALD J. ENDRES
      ________________
      Ronald J. Endres
      Attorney-in-fact

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, each of Southern Union Financing I, Southern Union Financing II and Southern Union Financing III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 2nd day of May, 1995.


                              SOUTHERN UNION FINANCING I


                              By  RONALD J. ENDRES
                                  ________________
                                  Ronald J. Endres, Trustee


                              By  DAVID J. KVAPIL
                                  _______________
                                  David J. Kvapil, Trustee


                              SOUTHERN UNION FINANCING II


                              By  RONALD J. ENDRES
                                  ________________
                                  Ronald J. Endres, Trustee


                              By  DAVID J. KVAPIL
                                  _______________
                                  David J. Kvapil, Trustee


                              SOUTHERN UNION FINANCING III


                              By  RONALD J. ENDRES
                                  ________________
                                  Ronald J. Endres, Trustee


                              By  DAVID J. KVAPIL
                                  _______________
                                  David J. Kvapil, Trustee

                                   EXHIBIT INDEX

   *1      -  Form of Underwriting Agreement for offering of
              Preferred Securities.
   **4-A   -  Certificate of Trust of Southern Union Financing I.
   **4-B   -  Certificate of Trust of Southern Union Financing II.
   **4-C   -  Certificate of Trust of Southern Union Financing III.
   **4-D   -  Form of Amended and Restated Declaration of Trust of
              Southern Union Financing I.
   *4-E    -  Form of Amended and Restated Declaration of Trust of
              Southern Union Financing II.
   *4-F    -  Form of Amended and Restated Declaration of Trust of
              Southern Union Financing III.
   **4-G   -  Form of Subordinated Debt Securities Indenture among
              Southern Union Company and The Chase Manhattan Bank,
              N.A., as Trustee.
   **4-H   -  Form of Supplemental Indenture to Indenture to be
              used in connection with the issuance of Subordinated
              Debt Securities and Preferred Securities.
   **4-I   -  Form of Preferred Security (included in 4-D above).
   **4-J   -  Form of Subordinated Debt Security (included in 4-H
              above).
   **4-K   -  Form of Guarantee with respect to Preferred
              Securities.
   **4-L   -  Senior Debt Securities Indenture between Chase
              Manhattan Bank, N.A., as trustee, and Southern Union
              Company dated January 31, 1994.  (Filed as Exhibit
              4.1 to Southern Union's Current Report on Form 8-K
              dated February 15, 1994 and incorporated herein by
              reference.
   *5     -   Opinion of Fleischman and Walsh, L.L.P.
   *8     -   Opinion of Skadden, Arps, Slate, Meagher & Flom as to
              certain federal income taxation matters.
   12     -   Computation of Ratio of Earnings to Fixed Charges of
              Southern Union Company.
   23-A   -   Consent of Independent Accountants, Coopers & Lybrand
              L.L.P.
   23-B   -   Consent of Fleischman and Walsh, L.L.P., is contained
              in the opinion of counsel filed as Exhibit 5.
   23-C   -   Consent of Skadden, Arps, Slate, Meagher & Flom is
              contained in the opinion of counsel filed as Exhibit
              8.
   **24   -   Powers of Attorney (the powers of attorney for the
              Southern Union Trustees of Southern Union Financing
              I, Southern Union Financing II and Southern Union
              Financing III are included in Exhibits 4-A, 4-B and
              4-C, respectively).
   *25-A  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Chase Manhattan Bank,
              N.A., as Trustee under the Subordinated Debt Securi-
              ties Indenture.
   *25-B  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Chase Manhattan Bank,
              N.A., as Trustee under the Senior Debt Securities
              Indenture.
   *25-C  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company,
              as Trustee under the Amended and Restated Declaration
              of Trust of Southern Union Financing I.
   *25-D  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company,
              as Trustee under the Amended and Restated Declaration
              of Trust of Southern Union Financing II.
   *25-E  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company,
              as Trustee under the Amended and Restated Declaration
              of Trust of Southern Union Financing III.
   *25-F  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company,
              as Trustee of Preferred Securities Guarantee of
              Southern Union Financing I.
   *25-G  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company,
              as Trustee of Preferred Securities Guarantee of
              Southern Union Financing II.
   *25-H  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company, as Trustee of Preferred Securities Guarantee of
              Southern Union Financing III.

______________________________

*  To be filed by amendment.
** Previously filed.